 Exhibit 99.01

HEIDRICK & STRUGGLES STRENGTHENS CORPORATE TEAM
Enhancing Functions To Drive Operational Excellence
CHICAGO, May 9, 2013 -- Heidrick & Struggles International, Inc. (Nasdaq: HSII), the premier professional services firm focused on serving the leadership needs of top organizations globally, today announced the arrival of Karen Pepping as Senior Vice President, Controller and Chief Accounting Officer, Karleen
Mussman as Senior Vice President, Human Resources and Cynthia Lance as Senior Vice President and
Deputy General Counsel. All three senior leaders will be based out of the firm's global headquarters in
Chicago.

*        Karen Pepping, will report directly to Chief Financial Officer, Richard Pehlke. She will be responsible for the company's accounting, financial reporting and tax functions worldwide. Pepping brings 27 years of experience, which includes senior finance roles at a number of world-class companies. Most recently, Pepping was Vice President, Finance & Accounting of AAR Corp., where she led investor relations, forecasting, financial analysis and SEC reporting. Prior to joining AAR, she served in financial and accounting leadership positions at Nicor Inc., Wallace Computer Services, Inc. and
Tellabs Inc. Pepping began her career in public accounting at BDO Siedman LLP. She is a Certified
Public Accountant and earned a MBA in finance from DePaul University.

*        Karleen Mussman, will be responsible for leading the company's Human Resources functions worldwide and will report directly to Executive Vice President, General Counsel and Chief
Administrative Officer, Stephen Beard. Mussman brings 22 years of human resources and management experience at leading organizations to the company. Most recently, she served as HR
Leader, Americas at A.T. Kearney. Previously, she spent four years at BP, where she held several high level positions, including Global HR Director. Mussman has also served on various global HR committees and internal advisory boards over the last several years, most notably around Diversity
& Inclusion best practices, global recruitment, values and behaviors change management. She holds dual bachelor degrees in Spanish and Psychology from Indiana University, as well as a Master of
Science degree in Human Resources from Loyola University Chicago.

*        Cynthia Lance, will assist in leading the company's Legal function worldwide and have the primary responsibility for providing legal support on corporate matters, including strategic and commercial transactions, regulatory, governance matters and securities compliance. Lance will also report directly to Stephen Beard. Lance brings 16 years of legal and management experience to the
Company - primarily in the financial services industry. Most recently, she served as Executive Vice
President and Corporate Secretary at First Midwest Bancorp. Previously, she served as Assistant
General Counsel at CBOT Holdings (currently CME Group). Lance began her legal career at
Sonnenschein Nath & Rosenthal (currently Dentons) practicing in that firm's corporate and securities group. She holds a bachelor's degree in English from the University of Louisville and a juris doctorate from the University of Louisville Brandeis School of Law.

"We are very pleased to have Karen, Karleen and Cindy joining the firm," said Pehlke. "With the addition of their individual and collective expertise, we can be more nimble, efficient and responsive in supporting our operations around the globe. We are delighted to have such dynamic leaders joining the Heidrick &
Struggles family."

About Heidrick & Struggles International, Inc.
Heidrick & Struggles International, Inc., (Nasdaq:HSII) is the premier provider of senior-level Executive
Search, Culture Shaping and Leadership Consulting services. For 60 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in
North America, Latin America, Europe and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com.
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